Exhibit 23.1

Consent of Lee Keeling and Associates, Inc. - Independent Petroleum Engineers

We consent to the reference to our “Appraisal of Oil and Gas Properties Effective January 1, 2004” in the Annual Report (Form 10-KSB) of Arena Resources, Inc. for the year ended December 31, 2003.

Lee Keeling and Associates, Inc.

BY:  /s/  Lee A. Keeling

Lee A. Keeling, President

Tulsa, Oklahoma

March 18, 2004